Exhibit 5.1

	LAS VEGAS OFFICE 3800 Howard Hughes Parkway Seventh Floor Las Vegas, NV 89169 Tel: 702.792.7000 Fax: 702.796.7181	RENO OFFICE 5585 Kietzke Lane Reno, NV 89511 Tel: 775.852.3900 Fax: 775.852.3982
LAS VEGAS OFFICE	SUMMERLIN OFFICE 3425 Cliff Shadows Parkway Suite 150 Las Vegas, NV 89129 Tel: 702.693.4260 Fax: 702.939.8457	CARSON CITY OFFICE 510 W. Fourth Street Carson City, NV 89703 Tel: 775.882.1311 Fax: 775.882.0257

January 10, 2007

PANDA ETHANOL, INC.

4100 Spring Valley, Suite 1002

Dallas, Texas 75244

RE:	PANDA ETHANOL, INC.
REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel for PANDA ETHANOL, INC., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) covering the offer and sale of up to 29,866,667 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), to be sold by the selling stockholders identified in the Registration Statement.

We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed that a sufficient number of shares of common stock were authorized and available for the issuance of the Shares. With respect to matters of fact relevant to our opinion, we have relied upon representations made by the Company in documents examined by us and representations of the Company’s officers. The foregoing opinion is limited to the Nevada Revised Statutes of the State of Nevada.

Based on such examination and subject to the limitations hereinabove provided, we are of the opinion that, under the laws of the State of Nevada and under the Company’s articles of incorporation and the Company’s bylaws, the Company had the full power and authority to issue the Shares and that such Shares are validly authorized, legally issued, fully paid and non-assessable.

We hereby consent to the filing of the foregoing opinion as an exhibit to the Registration Statement, as filed with the Commission under the Securities Act of 1933, as amended, and to the use of our firm name under the caption “Legal Matters” in the Registration Statement. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while this Registration Statement is in effect.

Very truly yours,

/s/ KUMMER KAEMPFER BONNER RENSHAW & FERRARIO

KUMMER KAEMPFER BONNER RENSHAW & FERRARIO